UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 3, 2008

Wachovia Preferred Funding Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31557	56-01986430
(Commission File Number)	(IRS Employer Identification No.)

1620 East Roseville Parkway Roseville, California	95661
(Address of Principal Executive Offices)	(Zip Code)

(877) 867-7378

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 3, 2008, Wachovia Corporation (“Wachovia”), Wachovia Preferred Funding Corp.’s indirect parent, and Wells Fargo & Company (“Wells Fargo”) issued a news release (the “Merger News Release”) announcing that they had entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for, among other things, the merger of Wachovia and Wells Fargo (the “Merger”). The Merger Agreement has been unanimously approved by the boards of directors of Wachovia and Wells Fargo and is subject to customary closing conditions, including the approval of regulators and Wachovia shareholders. A copy of the Merger News Release is attached as Exhibit (99)(a) to this report and is incorporated by reference into this item 8.01.

On October 3, 2008, Wachovia also separately issued a news release (the “Wachovia News Release”) regarding the proposed Merger. A copy of the Wachovia News Release is attached as Exhibit (99)(b) to this report and is incorporated by reference into this item 8.01.

Following completion of the Merger, Wachovia Preferred Funding Corp. will become indirectly owned by Wells Fargo.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

(99)(a)	The Merger News Release.

(99)(b)	The Wachovia News Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA CORPORATION

Date: October 16, 2008	By:	/s/ Peter M. Carlson
	Name:	Peter M. Carlson
	Title:	Executive Vice President

Exhibit Index

Exhibit No.	Description
(99)(a)	The Merger News Release.

(99)(b)	The Wachovia News Release.